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                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                          IRI INTERNATIONAL CORPORATION


             IRI International Corporation, a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), hereby certifies as follows:

         1. The amendments to the Certificate of Incorporation set forth below have been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         2. Article Fourth of the Corporation's Certificate of Incorporation is amended to read in its entirety as follows:

              FOURTH: The total number of shares of all classes of stock that the Corporation is authorized to issue is 108,000,000 shares, consisting of 100,000,000 shares of Common Stock, par value $.01 each (hereinafter referred to as the "Common Stock"), and 8,000,000 shares of Preferred Stock, par value $1.00 each (herein after referred to as the "Preferred Stock").

                              I.   PREFERRED STOCK

         1.  Dividends

              1A. General Dividend Obligation. When and as declared by the Board of Directors of the Corporation, the Corporation shall pay to the holders of Preferred Stock, out of the assets of the Corporation available for the payment of dividends, cumulative, preferential cash dividends at the rates and times provided for in this Paragraph 1.

              1B. Payment of Dividends. Dividends shall be payable on each outstanding share of Preferred Stock at the rate of $10 per annum, payable quarterly on each Dividend Payment Date to the holders of record on the respective dates fixed for such purposes by the Board of Directors in advance of each Dividend Payment Date. The initial dividend on the outstanding shares of Preferred Stock shall be prorated from the date of issuance to the first Dividend Payment Date. Such dividends shall accrue from the date of issuance and, if not paid, shall be cumulative, whether or not such
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         dividends shall have been declared and whether or not there shall be
         (at the time such dividend shall become payable or at any other time) surplus, net profits or other assets of the Corporation legally available for the payment of dividends.

              1C. Dividend Preference. So long as any shares of Preferred Stock shall remain outstanding, no Junior Securities shall be acquired or redeemed by the Corporation or any Subsidiary, nor shall any dividend be declared or paid upon, nor shall any distribution be made upon, any Junior Securities by the Corporation, if at any time any dividend which shall have unpaid. A conversion of a convertible security, or the exercise of a right to acquire a security, or the exercise of a right to acquire a security, by the holder thereof shall not for this purpose be deemed an acquisition or redemption of the security so converted.

              2. Liquidation Preference. Upon any liquidation, dissolution or winding up of the Corporation, or any similar distribution of its assets to its stockholders which results in a return of capital, whether voluntary or involuntary, the holders of the Preferred Stock shall be entitled, before any distribution or payment is made upon any Junior Securities, to be paid out of the assets of the Corporation available for distribution to its stockholders (whether from capital, surplus or earnings) $100 in cash for each share of Preferred Stock outstanding, plus full accrued, unpaid, cumulative dividends (whether or not earned or declared) to the date of payment. If, upon any liquidation, dissolution or winding up of the Corporation, or any similar distribution of assets to its stockholders which results in a return of capital, whether voluntary or involuntary, the amounts payable with respect to Preferred Stock and any other shares of capital stock of the Corporation ranking as to such distribution on a parity with Preferred Stock are not paid in full, holders of Preferred Stock and of such other capital stock will share ratably in any such distribution of assets of the Corporation in accordance with the sums which would be payable in respect of such shares if all sums payable were discharged in full. After payment to the holders of Preferred Stock of the full preferential amounts to which they are entitled, the holders of Preferred Stock will not be entitled to any further participation in and distribution of assets of the corporation. Neither the consolidation or merger of the Corporation into or with any other corporation or corporations, nor the sale assets, nor the reduction of the capital stock of the Corporation, shall be deemed to be a liquidation, dissolution, winding up or similar distribution of the Corporation within the meaning of any of the provisions of this Paragraph 2, provided that such transaction does not effect a return of capital to the Corporation's stockholders.



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              3.   Voting Rights. Except as otherwise provided by law, holders of shares of Preferred Stock shall not be entitled to vote on any matter relating to the business or affairs of the Corporation or for any other purpose.

              4.   Redemption.

              4A. Optional redemptions. The Corporation may, at its option, purchase or redeem shares of Preferred Stock in the manner, upon the notice and with the effect specified in paragraph 4E hereof from time to time after July 31, 1990, either in whole or in such portions as from time to time the Board of Directors of the Corporation may determine in accordance with the By-laws of the Corporation.

              4B. Redemption Price. For each share of Preferred Stock which is to be redeemed by the Corporation at any time in a redemption pursuant to this Paragraph 4, the Corporation shall be obligated on the Redemption Date to pay to the holder thereof (upon surrender by such holder at the Corporation's principal office of the certificate representing such share of Preferred Stock duly endorsed in blank or accompanies by an appropriate form of assignment) an amount (the "Redemption Price") equal to $100 per share, plus the sum of money equivalent to all accrued and unpaid dividends (whether or not earned or declared) thereon to and including the Redemption Date.

              4C. Determination of Number of Each Holder's Shares to be Redeemed. The number of shares of Preferred Stock to be redeemed from each holder thereof in redemptions under this Paragraph 4 shall be determined by the Board of Directors in accordance with the By-laws of the Corporation. In case less than all the shares represented by any share certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

              4D. Notice of Redemption. Notice of any redemption of Preferred Stock, specifying the time and place of redemption and the Redemption Price shall be mailed by certified or registered mail, return receipt requested, to each holder of record of the shares of Preferred Stock to be redeemed, at the address for such holder shown on the Corporation's records, not more than sixty (60) nor less than twenty (20) days prior to the date on which such redemption is to be made; if less than all the shares of the Preferred Stock owned by such holder are then to be redeemed, the notice shall also specify the number of shares and the certificate numbers thereof which are to be redeemed. Upon mailing any such notice of redemption, the Corporation shall become obligated to redeem at the time of redemption specified therein all of the shares of Preferred Stock therein specified.



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              4E.  Dividends After Redemption Date. No share of Preferred Stock shall be entitled to any dividend payable after its Redemption Date, and on such Redemption Date all rights of the holder of such share, as a shareholder of the Corporation by reason of the ownership of such share, shall cease, except the right to receive the Redemption Price of such share upon presentation and surrender of the certificate representing such share, and such share shall not be deemed to be outstanding after such Redemption Date. The occurrence of such Redemption Date shall not, however, affect the obligation of the Corporation to pay dividends theretofore payable on such share but not paid prior to such Redemption Date, as provided in paragraph 4B.

              4F. Limitations. The Corporation shall not redeem any shares of Preferred Stock at any time outstanding unless all dividends theretofore payable on the Preferred Stock through the Dividend Payment Date next proceeding or coinciding with the Redemption Date shall have been paid.

              5. Conversion. Shares of Preferred Stock shall not be convertible into shares of any other class of stock of the Corporation.

              6. Registration of Transfer. The Corporation shall keep at its principal office (or such other place as the Corporation reasonably designates) a register for registration of shares of Preferred Stock. Upon the surrender of any certificate representing Preferred Stock at such place, the Corporation shall, at the request of the registered holder of such certificate, execute and deliver (at the Corporation's expense) a new certificate of certificates in exchange therefor representing in the aggregate the number of shares represented by the surrendered certificate, subject to the requirements of applicable securities laws. Each such new certificate shall be registered in such name and shall represent such number of shares as shall be requested by the holder of the surrendered certificate, shall be substantially identical in form to the surrendered certificate, and the holders of the shares represented by such new certificate shall be entitled to receive all theretofore payable but unpaid dividend payments on the shares represented by the surrendered certificate.

              7.   Replacement.

              (i) Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing one or more shares of the Preferred Stock and, in the case of any such loss, theft, destruction or mutilation, upon receipt of indemnity reasonably satisfactory to the



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         Corporation or, in the case of any such mutilation, upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and the holders of the shares represented by such new certificate shall be entitled to receive all theretofore payable but unpaid dividend payments on the shares represented by the lost, stolen, destroyed or mutilated certificate.

              (ii) The term "outstanding" when used in this Certificate of Incorporation with reference to shares of Preferred Stock as of any particular time shall not include any shares represented by any certificate in lieu of which a new certificate has been executed and delivered by the Corporation in accordance with Paragraph 6 or this Paragraph 7, but shall include only those shares represented such new certificate.

              8. Definitions. The following terms shall have the following meanings, which meanings shall be equally applicable to the singular and plural forms of such terms:

              (i) "Dividend Payment Date" means each February 1, May 1, August 1 and November 1 in each year, commencing with November 1, 1985.

              (ii) "Junior Security" means the Common Stock, and any other equity security of any kind which the Corporation or any Subsidiary shall at any time issue or be authorized to issue as to which the Preferred Stock has preference over with respect to the payment of dividends or rights upon the dissolution, liquidation or winding up of the Corporation or the distribution of assets to its stockholders by way of return of capital.

              (iii) "Person" means and includes an individual, a partnership, a corporation, a trust, a joint venture, an unincorporated organization and a government or any department or agency thereof.

              (iv) "Redemption Date" means as to any share of Preferred Stock redeemed pursuant to Paragraph 4 hereof the date specified in the notice of redemption, provided that for purposes of Paragraph 4E, no such date shall be a Redemption Date unless the applicable Redemption Price is actually paid or tendered on such date.

              (v) "Subsidiary" means any corporation at least 50% of the voting stock of every class of which shall, at the time as of which any determination is being made, be owned by the



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         Corporation either directly or through one or more Subsidiaries.


                               II.   COMMON STOCK

              1. Dividends. Holders of Common Stock shall be paid dividends when and as declared by the Board of Directors of the Corporation out of the assets of the Corporation available for the payment of dividends.

              2. Registration of Transfer. The Corporation shall keep at its principal office (or such other place as the Corporation reasonably designates) a register for the registration of shares of Common Stock. Upon the surrender of any certificate representing shares of Common Stock at such place, the Corporation shall, at the request of the registered holder of such certificate, execute and deliver (at the Corporation's expense) a new certificate of certificates in exchange therefor representing in the aggregate the number of shares of such class represented by the surrendered certificate, subject to the requirements of applicable securities laws. Each such new certificate shall be registered in such name and shall represent such number of shares of such class as shall be requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate.

              3.    Replacement.

              (i) Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the Ownership and the loss, theft, destruction or mutilation of any certificate evidencing one or more shares of Common Stock and, in the case of any such loss, theft, destruction or mutilation, upon receipt of indemnity reasonably satisfactory to the Corporation or, in the case of any such mutilation, upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and the holders of the shares represented by such new certificate shall be entitled to receive all theretofore payable but unpaid dividend payments on the shares represented by the lost, stolen, destroyed or mutilated certificate.

              (ii) The term "outstanding" when used in this subdivision with reference to the shares of Common Stock as of any particular time shall not include any such shares represented by any certificate in lieu of which a new certificate has been executed and delivered by the



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         Corporation in accordance with Paragraph 2 or this Paragraph 3, but shall include only those shares represented by such new certificate.

                 4. Voting Rights. Except as otherwise provided by law, holders of Common Stock shall be entitled to one vote per share on all matters to be voted on by the stockholders of the Corporation.

                 5. Preemption. Holders of shares of Common Stock shall not, as such, have any preemptive or other right to subscribe for or purchase any shares of capital stock of the Corporation of any class now or hereafter authorized or issued by the Corporation.

         3. Article Sixth of the Corporation's Certificate of Incorporation is deleted and replaced with the following:

                 SIXTH: The Board of Directors of the Corporation, acting by the affirmative vote of not less than all of the Directors of the Corporation, and the stockholders of the Corporation, acting by the affirmative vote (by written consent or otherwise) of holders of not less than 90% of the issued and outstanding shares of Common Stock each may alter, amend or repeal any provision of the By-Laws of the Corporation.

         4. Article Seventh of the Corporation's Certificate of Incorporation is deleted and replaced with the following:

                 SEVENTH: This Certificate of Incorporation may be amended, and a provision hereof may be modified or repealed, only by stockholders of the Corporation, acting by the affirmative vote (by written consent or otherwise) of holders of not less than 90% of the issued and outstanding shares of Common Stock.

         5. Article Eighth of the Corporation's Certificate of Incorporation is deleted and replaced with the following:

                 EIGHTH: Except as otherwise provided by law or this Certificate of Incorporation, all matters submitted to a meeting of stockholders shall be decided by vote of holders of record, present in person or by proxy, of not less than 80% of the issued and outstanding shares of stock. At any meeting of stockholders, the holders of record, present in person or by proxy, of not less than 80% of the issued and outstanding shares of Common Stock shall constitute a quorum for the transaction of business.

         6. The Corporation's Certificate of Incorporation is further amended to include a new Article Ninth which reads in its entirety as follows:



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                 NINTH: Each person who is or was or had agreed to become a director or officer of the Corporation, or each such person who is or was serving or who had agreed to serve at the request of the Board of Directors or an officer of the Corporation as an employee or agent of the Corporation or as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executors, administrators or estate of such person), shall be indemnified by the Corporation to the full extent permitted by the General Corporation Law of the State of Delaware or any other applicable laws as presently or hereafter in effect. Without limiting the generality or the effect of the foregoing, the Corporation may enter into one or more agreements with any person which provide for indemnification greater or different than that provided in this Article. Any repeal or modification of this Article Ninth shall not adversely affect any right or protection existing hereunder immediately prior to such repeal or modification.

         7. The Corporation's Certificate of Incorporation is further amended to include a new Article Tenth which reads in its entirety as follows:

                 TENTH: To the full extent permitted by the General Corporation Law of the State of Delaware or any other applicable laws presently or hereafter in effect, no Director of the Corporation shall be personally liable to the Corporation or its stockholders for or with respect to any acts or omissions in the performance of his or her duties as a Director of the Corporation. Any repeal or modification of this Article Tenth will not adversely affect any right or protection of a Director of the Corporation existing prior to such repeal or modification.



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         IN WITNESS WHEREOF, the undersigned has executed this Certificate of
Amendment this 19th day of September, 1996.




                                            By: /s/ Hushang Ansary
                                                --------------------------------
                                            Name:  Hushang Ansary
                                            Title: Chairman



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